Exhibit 99.1

Equity Bancshares, Inc.

PRESS RELEASE - 01/25/2021

Equity Bancshares, Inc. Reports Fourth Quarter Results

Equity successfully acquired assets and deposits of Almena State Bank, originates $282.1 million of Main Street Lending Program loans through its continued support programs during the pandemic and adds $3.93 tangible book value per share in 2020

WICHITA, Kansas, January 25, 2021 (GLOBE NEWSWIRE) – Equity Bancshares, Inc. (NASDAQ: EQBK), (“Equity”, “the Company”, “we”, “us”, “our”), the Wichita-based holding company of Equity Bank, reported its unaudited results for the fourth quarter ended December 31, 2020.

Equity reported net income of $12.5 million, or $0.84, per diluted share in the quarter ended December 31, 2020, and a net loss of $75.0 million or $4.97 per share for the year ended December 31, 2020.  When excluding the $104.8 million goodwill impairment recognized in the quarter ended September 30, 2020, adjusted net income totaled $23.9 million, or $1.57 per diluted share, for the year ended December 31, 2020.  The results in the quarter ended December 31, 2020, reflect the Company’s purchase of assets and deposit liabilities of Almena State Bank, acquired on October 23, 2020, from the Federal Deposit Insurance Corporation (“FDIC”) and the success of Equity’s customers in obtaining forgiveness of Paycheck Protection Program (“PPP”) loans from the Small Business Administration (“SBA”) totaling $102.8 million resulting in a recognition of $3.8 million of fee income.

“No one could have imagined the challenges that our employees, customers and communities faced in 2020 due to the pandemic.  The perseverance exhibited in collaborating with our customers through a period of great uncertainty showed the integrity, entrepreneurship and accountability of the Equity team.  I am honored to be a part of a team that worked tirelessly for customers when they needed us, and in turn, our customers were able to support our communities in a time of need,” said Brad Elliott, Chairman and CEO of Equity.

“In a year that was dominated by events outside of Equity’s control, we took steps to fundamentally grow our franchise and position the Company for long-term stability and growth.  We provided $24.3 million of reserves for potential loan losses, raised $75.0 million of proactive capital through a subordinated debt offering and grew tangible book value $3.93 per share, from $20.75 at December 31, 2019, to $24.68 at December 31, 2020, which is the highest level we have recorded as a publicly traded company.”

Notable Items:

•

Tangible book value per common share was $24.68 at December 31, 2020, as compared to $20.75 at December 31, 2019, representing an increase of 18.9% or $3.93 per share.  The Company authorized a second stock repurchase program in October 2020, totaling 800,000 shares.  During the quarter ended December 31, 2020, the Company repurchased 313,231 shares at a weighted average cost of $20.82, totaling $6.5 million.

•

The Company was anticipating adopting ASU 2016-13, also known as Current Expected Credit Losses (“CECL”) at December 31, 2020, effective January 1, 2020.  On December 27, 2020, the President signed into law the 2021 Fiscal Year Omnibus Appropriations Bill, which included an option to delay adoption of ASU 2016-13 to January 1, 2022.  The Company, after conferring with its advisors, will adopt CECL on January 1, 2021, and will not take the option to further delay adoption.

•

During the year ended December 31, 2020, Equity originated $282.1 million of loans through the Main Street Lending Program (“MSLP”).  The MSLP program ended at December 31, 2020.  Pursuant to the MSLP terms, 95% of the total originations were sold to a special purpose vehicle of the Federal Reserve Bank of Boston.

•

Of the $559.3 million of 2020 PPP loans originated, the Company’s customers have successfully had $102.8 million of PPP loans forgiven, resulting in the recognition of fee income totaling $3.8 million and $6.1 million in the three- and twelve-month periods ended December 31, 2020.  At December 31, 2020, $253.7 million loans remain from the 2020 PPP with an unrecognized $4.5 million of fee income.

•

The Company completed the purchase of assets and assumption of deposit liabilities from the FDIC, as the receiver of Almena State Bank.  Consequently, the Company recognized a bargain purchase gain of $2.1 million and $299 thousand of merger related expense in the quarter ended December 31, 2020.

Equity Bancshares, Inc.

PRESS RELEASE - 01/25/2021

Equity’s Balance Sheet Highlights:

•	Total loans held for investment of $2.59 billion at December 31, 2020, as compared to total loans held for investment of $2.56 billion at December 31, 2019.
•

Total deposits of $3.45 billion at December 31, 2020, as compared to $3.06 billion at December 31, 2019.  Signature deposits, including core deposits comprised of checking, savings and money market accounts, were $2.82 billion at December 31, 2020, relative to $2.23 billion at December 31, 2019.

•	Total assets were $4.01 billion at December 31, 2020, as compared to $3.95 billion at December 31, 2019.

Financial Results for the Quarter Ended December 31, 2020

Net income allocable to common stockholders was $12.5 million, or $0.84 per diluted share, for the three months ended December 31, 2020, as compared to the net loss allocable to common stockholders of $90.4 million, or $6.01 per diluted share, for the three months ended September 30, 2020, an increase of $102.9 million.  This increase was primarily attributable to the goodwill impairment charge of $104.8 million taken during the quarter ended September 30, 2020, and a $2.1 million acquisition gain from the Almena State Bank transaction during the quarter ended December 31, 2020.  Net income, excluding the gain on acquisition and merger expense, was $10.1 million for the quarter ended December 31, 2020, or $0.67 per diluted share.  Net income, excluding the goodwill impairment and using an assumed 22.5% effective tax rate for the quarter ended September 30, 2020, totaled $9.1 million, or $0.60 per diluted share.

Net Interest Income

Net interest income was $35.6 million for the three months ended December 31, 2020, as compared to $32.1 million for the three months ended September 30, 2020, an increase of $3.5 million, or 10.8%.  The increase in net interest income was driven by the recognition of fee income from PPP loan forgiveness by the SBA, totaling $3.8 million in the three months ended December 31, 2020, compared to $1.3 million in the three months ended September 30, 2020.  As a result of the PPP loan forgiveness, net interest margin increased 41 basis points to 3.88% for the three months ended December 31, 2020 from 3.47% for the three months ended September 30, 2020.  The yield on earning assets improved 35 basis points to 4.36% for the quarter ended December 31, 2020 from 4.01% from the previous quarter.  The cost of interest-bearing liabilities declined to 0.65% or five basis points for the quarter ended December 31, 2020 from 0.70% in the quarter ended September 30, 2020.  The cost of interest-bearing deposits declined seven basis points to 0.43% for the three months ended December 31, 2020 from 0.50% in the previous quarter primarily attributed to the decline in the cost of time deposits, which declined 23 basis points between the quarters.  The cost of other borrowings increased to 4.71% in the three months ended December 31, 2020 from 4.45% from the quarter ended September 30, 2020, mainly due to the entire $75.0 million of subordinated debt at 7.0% not being on the balance sheet for the entire third quarter.

Provision for Loan Losses

The provision for loan losses was $1.0 million for the three months ended December 31, 2020, as compared to $815 thousand for the three months ended September 30, 2020.  For the three months ended December 31, 2020, we had net charge-offs of $1.4 million as compared to $806 thousand for three months ended September 30, 2020.

Non-Interest Income

Total non-interest income was $8.5 million for the three months ended December 31, 2020, or $6.4 million with the net gain on the purchase and assumption of Almena State Bank excluded, as compared to the $6.5 million reported for the three months ended September 30, 2020.  Service charges and fees were $1.8 million representing an increase of $53 thousand, or 3.1%, from the quarter ended September 30, 2020.  Debit card income totaled $2.4 million in the quarter ended December 31, 2020, decreasing $90 thousand, or 3.6%, from the quarter ended September 30, 2020.

Equity Bancshares, Inc.

PRESS RELEASE - 01/25/2021

Non-Interest Expense

Total non-interest expense for the quarter ended December 31, 2020 was $28.5 million, or $28.2 million with merger expense excluded.  When the goodwill impairment charge of $104.8 million is excluded from the previous quarter, pro-forma non-interest expense totaled $26.0 million for the quarter ended September 30, 2020.  The $2.5 million increase is primarily attributed to a $1.5 million increase in other real estate owned expense and a $437 thousand increase in FDIC insurance assessments.  The most significant contributor to the increase in other real estate owned expense was a $947 thousand valuation adjustment on two facilities that were closed in May 2020.

Asset Quality

As of December 31, 2020, Equity’s allowance for loan losses to total loans was 1.30%, as compared to 0.48% at December 31, 2019.  Total reserves, including purchase discounts, to total loans were approximately 2.12% as of December 31, 2020, as compared to 0.85% at December 31, 2019.  Nonperforming assets were $53.6 million as of December 31, 2020, or 1.34% of total assets.  Nonperforming assets were $46.9 million at December 31, 2019, or 1.19% of total assets.

Regulatory Capital

The Company’s ratio of common equity tier 1 capital to risk-weighted assets was 12.8%, the total capital to risk-weighted assets was 17.4% and the total leverage ratio was 9.3% at December 31, 2020.  At December 31, 2019, the Company’s common equity tier 1 capital to risk-weighted assets ratio was 11.6%, the total capital to risk-weighted assets ratio was 12.6% and the total leverage ratio was 9.0%. The Company’s subsidiary, Equity Bank, had a ratio of common equity tier 1 capital to risk-weighted assets of 14.5%, a ratio of total capital to risk-weighted assets of 15.7% and a total leverage ratio of 10.1% at December 31, 2020.  At December 31, 2019, Equity Bank’s ratio of common equity tier 1 capital to risk-weighted assets was 12.0%, the ratio of total capital to risk-weighted assets was 12.5% and the total leverage ratio was 8.9%.

Non-GAAP Financial Measures

In addition to evaluating the Company’s results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures that are intended to provide the reader with additional perspectives on operating results, financial condition and performance trends, while facilitating comparisons with the performance of other financial institutions.  Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

The efficiency ratio is used as a common measure by banks as a comparable metric to understand the Company’s expense structure relative to its total revenue; in other words, for every dollar of total revenue we recognize, how much of that dollar is expended.  In order to improve the comparability of the ratio to our peers, we remove non-core items.  To improve transparency and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Return on average assets before income tax provision, provision for loan losses and goodwill impairment is a measure that the Company uses to understand fundamental operating performance before these expenses.  Used as a ratio relative to average assets, we believe it demonstrates the “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base.  Used as a ratio relative to average equity we believe it can be used as an alternative measure of the Company’s earnings performance in relationship to its equity.

Tangible common equity and related measures are non-GAAP financial measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization.  These financial measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally.  Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is

Equity Bancshares, Inc.

PRESS RELEASE - 01/25/2021

deploying its common equity.  Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP financial measures is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company.  Other companies may calculate and define their non-GAAP financial measures and supplemental data differently.  A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included in Table 8 in the following press release tables.

Conference Call and Webcast

Equity Chairman and Chief Executive Officer, Brad Elliott, and Executive Vice President and Chief Financial Officer, Eric Newell, will hold a conference call and webcast to discuss fourth quarter 2020 results on Tuesday, January 26, 2021, at 10:00 a.m. eastern time, 9:00 a.m. central time.

Investors, news media and other participants should register for the call or audio webcast at. On Tuesday, January 26, 2021, participants may also dial into the call toll-free at (844) 534-7311 from anywhere in the U.S. or (574) 990-1419 internationally, using conference ID no. 6781789.

Participants are encouraged to dial into the call or access the webcast approximately 10 minutes prior to the start time.  Presentation slides to pair with the call or webcast will be posted one hour prior to the call at investor.equitybank.com.

A replay of the call and webcast will be available two hours following the close of the call until February 2, 2021, accessible at (855) 859-2056 with conference ID no. 6781789 at investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature.  These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from Equity’s expectations include COVID-19 related impacts; competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

Equity Bancshares, Inc.

PRESS RELEASE - 01/25/2021

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2020, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, such as COVID-19, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Chris Navratil

SVP, Finance

Equity Bancshares, Inc.

(316) 612-6014

cnavratil@equitybank.com

Media Contact:

John J. Hanley

SVP, Senior Director of Marketing

Equity Bancshares, Inc.

(816) 505-4063

jhanley@equitybank.com

Unaudited Financial Tables

•	Table 1. Consolidated Statements of Operations
•	Table 2. Quarterly Consolidated Statements of Operations
•	Table 3. Consolidated Balance Sheets
•	Table 4. Selected Financial Highlights
•	Table 5. Year-to-Date Net Interest Income Analysis
•	Table 6. Quarter-to-Date Net Interest Income Analysis
•	Table 7. Quarter-Over-Quarter Net Interest Income Analysis
•	Table 8. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE - 01/25/2021

TABLE 1. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollars in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Interest and dividend income
Loans, including fees	$35,383	$36,687	$134,664	$149,298
Securities, taxable	3,408	4,615	15,521	19,339
Securities, nontaxable	913	1,037	3,682	4,180
Federal funds sold and other	285	645	1,694	2,682
Total interest and dividend income	39,989	42,984	155,561	175,499
Interest expense
Deposits	2,755	8,533	16,582	40,914
Federal funds purchased and retail repurchase agreements	25	39	105	155
Federal Home Loan Bank advances	94	1,564	2,292	6,667
Federal Reserve Bank discount window	—	—	6	—
Bank stock loan	—	147	415	654
Subordinated debt	1,556	296	3,509	1,251
Total interest expense	4,430	10,579	22,909	49,641

Net interest income	35,559	32,405	132,652	125,858
Provision for loan losses	1,000	1,055	24,255	18,354
Net interest income after provision for loan losses	34,559	31,350	108,397	107,504
Non-interest income
Service charges and fees	1,759	2,241	6,856	8,672
Debit card income	2,401	2,101	9,136	8,230
Mortgage banking	855	769	3,153	2,468
Increase in value of bank-owned life insurance	489	504	1,941	1,998
Net gain on acquisition	2,145	—	2,145	—
Net gains (losses) from securities transactions	(1)	(3)	11	14
Other	852	1,029	2,781	3,606
Total non-interest income	8,500	6,641	26,023	24,988
Non-interest expense
Salaries and employee benefits	14,053	11,918	54,129	52,122
Net occupancy and equipment	2,206	2,342	8,784	8,674
Data processing	2,748	2,688	10,991	10,124
Professional fees	1,095	1,359	4,282	4,734
Advertising and business development	801	901	2,498	3,075
Telecommunications	510	486	1,873	2,079
FDIC insurance	797	109	2,088	1,228
Courier and postage	338	328	1,441	1,348
Free nationwide ATM cost	423	440	1,609	1,680
Amortization of core deposit intangibles	1,044	820	3,850	3,168
Loan expense	161	267	789	875
Other real estate owned	1,600	381	2,310	707
Merger expenses	299	—	299	915
Goodwill impairment	—	—	104,831	—
Other	2,385	2,807	9,216	8,906
Total non-interest expense	28,460	24,846	208,990	99,635
Income (loss) before income tax	14,599	13,145	(74,570)	32,857
Provision for income taxes	2,111	3,131	400	7,278
Net income (loss) and net income (loss) allocable to common stockholders	$12,488	$10,014	$(74,970)	$25,579
Basic earnings (loss) per share	$0.85	$0.65	$(4.97)	$1.64

Equity Bancshares, Inc.

PRESS RELEASE - 01/25/2021

Diluted earnings (loss) per share	$0.84	$0.64	$(4.97)	$1.61
Weighted average common shares	14,760,810	15,442,841	15,098,512	15,619,891
Weighted average diluted common shares	14,934,058	15,684,673	15,098,512	15,843,139

Equity Bancshares, Inc.

PRESS RELEASE - 01/25/2021

TABLE 2. QUARTERLY CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Interest and dividend income
Loans, including fees	$35,383	$32,278	$32,627	$34,376	$36,687
Securities, taxable	3,408	3,476	4,017	4,620	4,615
Securities, nontaxable	913	923	880	966	1,037
Federal funds sold and other	285	405	409	595	645
Total interest and dividend income	39,989	37,082	37,933	40,557	42,984
Interest expense
Deposits	2,755	3,064	3,899	6,864	8,533
Federal funds purchased and retail repurchase agreements	25	25	24	31	39
Federal Home Loan Bank advances	94	471	552	1,175	1,564
Federal Reserve Bank discount window	—	—	6	—	—
Bank stock loan	—	—	306	109	147
Subordinated debentures	1,556	1,415	255	283	296
Total interest expense	4,430	4,975	5,042	8,462	10,579

Net interest income	35,559	32,107	32,891	32,095	32,405
Provision for loan losses	1,000	815	12,500	9,940	1,055
Net interest income after provision for loan losses	34,559	31,292	20,391	22,155	31,350
Non-interest income
Service charges and fees	1,759	1,706	1,365	2,026	2,241
Debit card income	2,401	2,491	2,201	2,043	2,101
Mortgage banking	855	877	831	590	769
Increase in value of bank-owned life insurance	489	489	481	482	504
Net gain on acquisition	2,145	—	—	—	—
Net gains (losses) from securities transactions	(1)	—	4	8	(3)
Other	852	922	850	157	1,029
Total non-interest income	8,500	6,485	5,732	5,306	6,641
Non-interest expense
Salaries and employee benefits	14,053	13,877	12,695	13,504	11,918
Net occupancy and equipment	2,206	2,224	2,119	2,235	2,342
Data processing	2,748	2,817	2,763	2,663	2,688
Professional fees	1,095	877	943	1,367	1,359
Advertising and business development	801	598	403	696	901
Telecommunications	510	486	390	487	486
FDIC insurance	797	360	414	517	109
Courier and postage	338	366	353	384	328
Free nationwide ATM cost	423	439	327	420	440
Amortization of core deposit intangibles	1,044	1,030	974	802	820
Loan expense	161	107	287	234	267
Other real estate owned	1,600	133	269	308	381
Merger expenses	299	—	—	—	—
Goodwill impairment	—	104,831	—	—	—
Other	2,385	2,690	2,000	2,141	2,807
Total non-interest expense	28,460	130,835	23,937	25,758	24,846
Income (loss) before income tax	14,599	(93,058)	2,186	1,703	13,145
Provision for income taxes (benefit)	2,111	(2,653)	497	445	3,131
Net income (loss) and net income (loss) allocable to common stockholders	$12,488	$(90,405)	$1,689	$1,258	$10,014
Basic earnings (loss) per share	$0.85	$(6.01)	$0.11	$0.08	$0.65

Equity Bancshares, Inc.

PRESS RELEASE - 01/25/2021

Diluted earnings (loss) per share	$0.84	$(6.01)	$0.11	$0.08	$0.64
Weighted average common shares	14,760,810	15,040,407	15,209,483	15,387,697	15,442,841
Weighted average diluted common shares	14,934,058	15,040,407	15,304,009	15,595,024	15,684,673

Equity Bancshares, Inc.

PRESS RELEASE - 01/25/2021

TABLE 3. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
ASSETS
Cash and due from banks	$280,150	$65,534	$178,045	$141,989	$88,973
Federal funds sold	548	305	245	263	318
Cash and cash equivalents	280,698	65,839	178,290	142,252	89,291
Interest-bearing time deposits in other banks	249	499	2,248	2,498	2,498
Available-for-sale securities	871,827	798,576	177,228	187,812	142,067
Held-to-maturity securities(1)	—	—	662,522	721,992	769,059
Loans held for sale	12,394	9,053	4,802	6,494	5,933
Loans, net of allowance for loan losses(2)	2,557,987	2,691,626	2,772,256	2,485,208	2,544,420
Other real estate owned, net	11,733	8,727	7,374	5,870	8,293
Premises and equipment, net	89,412	86,087	87,055	84,732	84,478
Bank-owned life insurance	77,044	76,555	76,066	75,585	75,103
Federal Reserve Bank and Federal Home Loan Bank stock	16,415	32,545	31,832	31,662	31,137
Interest receivable	15,831	18,110	19,598	15,549	15,738
Goodwill	31,601	31,601	136,432	136,432	136,432
Core deposit intangibles, net	16,057	17,101	18,131	19,105	19,907
Other	32,108	29,252	31,435	28,641	25,222
Total assets	$4,013,356	$3,865,571	$4,205,269	$3,943,832	$3,949,578
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$791,639	$693,967	$756,613	$508,441	$481,298
Total non-interest-bearing deposits	791,639	693,967	756,613	508,441	481,298
Savings, NOW and money market	2,029,097	1,816,307	1,800,132	1,668,145	1,749,048
Time	626,854	623,344	690,522	783,811	833,170
Total interest-bearing deposits	2,655,951	2,439,651	2,490,654	2,451,956	2,582,218
Total deposits	3,447,590	3,133,618	3,247,267	2,960,397	3,063,516
Federal funds purchased and retail repurchase agreements	36,029	46,295	51,557	37,113	35,708
Federal Home Loan Bank advances	10,144	167,862	344,900	389,620	324,373
Bank stock loan	—	—	—	40,000	8,990
Subordinated debentures	87,684	87,537	55,575	14,638	14,561
Contractual obligations	5,189	5,478	5,571	5,781	5,836
Interest payable and other liabilities	19,071	22,609	20,633	18,932	18,534
Total liabilities	3,605,707	3,463,399	3,725,503	3,466,481	3,471,518
Commitments and contingent liabilities
Stockholders’ equity
Common stock	174	174	174	174	174
Additional paid-in capital	386,820	386,017	384,955	383,850	382,731
Retained earnings	50,787	38,299	128,704	127,015	125,757
Accumulated other comprehensive income (loss)	19,781	21,074	3,390	3,769	(3)
Employee stock loans	(43)	(43)	(43)	(43)	(77)
Treasury stock	(49,870)	(43,349)	(37,414)	(37,414)	(30,522)
Total stockholders’ equity	407,649	402,172	479,766	477,351	478,060
Total liabilities and stockholders’ equity	$4,013,356	$3,865,571	$4,205,269	$3,943,832	$3,949,578

(1) Fair market value of held-to-maturity securities	$—	$—	$689,206	$750,900	$783,911
(2) Allowance for loan losses	33,709	34,087	34,078	21,915	12,232

Equity Bancshares, Inc.

PRESS RELEASE - 01/25/2021

TABLE 4. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019
Loans Held-For-Investment by Type
Commercial real estate	$1,188,696	$1,188,329	$1,191,336	$1,200,762	$1,158,022
Commercial and industrial	734,495	857,244	883,355	542,571	592,052
Residential real estate	382,026	402,242	442,486	480,603	503,439
Agricultural real estate	133,693	127,349	129,080	130,795	141,868
Consumer	58,464	67,465	71,037	64,799	68,378
Agricultural	94,322	83,084	89,040	87,593	92,893
Total loans held-for-investment	2,591,696	2,725,713	2,806,334	2,507,123	2,556,652
Allowance for loan losses	(33,709)	(34,087)	(34,078)	(21,915)	(12,232)
Net loans held-for-investment	$2,557,987	$2,691,626	$2,772,256	$2,485,208	$2,544,420

Asset Quality Ratios
Allowance for loan losses to total loans	1.30%	1.25%	1.21%	0.87%	0.48%
Past due or nonaccrual loans to total loans	2.11%	2.12%	1.88%	2.47%	1.66%
Nonperforming assets to total assets	1.34%	1.55%	1.37%	1.22%	1.19%
Nonperforming assets to total loans plus other real estate owned	2.06%	2.19%	2.05%	1.92%	1.83%
Classified assets to bank total regulatory capital	25.50%	18.35%	20.81%	19.50%	21.24%

Selected Average Balance Sheet Data (QTD Average)
Investment securities	$814,114	$802,525	$877,308	$907,910	$911,923
Total gross loans receivable	2,692,223	2,758,680	2,806,865	2,525,344	2,568,301
Interest-earning assets	3,647,730	3,679,168	3,786,629	3,519,267	3,563,642
Total assets	3,910,628	4,041,187	4,159,336	3,888,205	3,932,909
Interest-bearing deposits	2,551,219	2,430,407	2,487,187	2,531,508	2,563,519
Borrowings	172,730	377,158	384,727	355,303	377,561
Total interest-bearing liabilities	2,723,949	2,807,565	2,871,914	2,886,811	2,941,080
Total deposits	2,960,791	3,145,810	3,257,631	3,021,181	3,055,275
Total liabilities	3,501,055	3,558,100	3,675,731	3,405,638	3,459,347
Total stockholders' equity	409,572	483,088	483,605	482,567	473,562
Tangible common equity*	355,025	329,039	327,411	325,470	315,569

Performance ratios
Return on average assets (ROAA) annualized	1.27%	(8.90)%	0.16%	0.13%	1.01%
Return on average assets before income tax, provision for loan losses and goodwill impairment*	1.59%	1.24%	1.42%	1.20%	1.43%
Return on average equity (ROAE) annualized	12.13%	(74.45)%	1.40%	1.05%	8.39%
Return on average equity before income tax, provision for loan losses and goodwill impairment*	15.15%	10.37%	12.21%	9.70%	11.90%
Return on average tangible common equity (ROATCE) annualized*	14.93%	(108.31)%	3.03%	2.35%	13.42%
Return on average tangible common equity adjusted for goodwill impairment*	14.93%	12.02%	3.03%	2.35%	13.42%
Yield on loans annualized	5.23%	4.65%	4.68%	5.47%	5.67%
Cost of interest-bearing deposits annualized	0.43%	0.50%	0.63%	1.09%	1.32%
Cost of total deposits annualized	0.37%	0.39%	0.48%	0.91%	1.11%
Net interest margin annualized	3.88%	3.47%	3.49%	3.67%	3.61%
Efficiency ratio*	67.19%	67.38%	61.98%	68.88%	63.63%
Non-interest income / average assets	0.86%	0.64%	0.55%	0.55%	0.67%
Non-interest expense / average assets	2.90%	12.88%	2.31%	2.66%	2.51%

Equity Bancshares, Inc.

PRESS RELEASE - 01/25/2021

Capital Ratios
Tier 1 Leverage Ratio	9.30%	8.76%	8.52%	9.02%	9.02%
Common Equity Tier 1 Capital Ratio	12.82%	12.76%	12.02%	11.67%	11.63%
Tier 1 Risk Based Capital Ratio	13.38%	13.32%	12.57%	12.20%	12.15%
Total Risk Based Capital Ratio	17.36%	17.35%	15.33%	13.00%	12.59%
Total stockholders' equity to total assets	10.16%	10.40%	11.41%	12.10%	12.10%
Tangible common equity to tangible assets*	9.05%	9.23%	8.00%	8.47%	8.45%
Book value per common share	$28.04	$27.08	$31.53	$31.41	$30.95
Tangible book value per common share*	$24.68	$23.72	$21.29	$21.10	$20.75
Tangible book value per diluted common share*	$24.32	$23.57	$21.13	$20.96	$20.39

* The value noted is considered a Non-GAAP financial measure.  For a reconciliation of Non-GAAP financial measures, see Table 6. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE - 01/25/2021

TABLE 5. YEAR-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the year ended			For the year ended
	December 31, 2020			December 31, 2019
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$763,971	$35,601	4.66%	$567,215	$34,225	6.03%
Commercial real estate	952,083	50,667	5.32%	1,012,146	57,316	5.66%
Real estate construction	238,015	10,947	4.60%	212,658	13,776	6.48%
Residential real estate	449,789	19,894	4.42%	519,119	24,338	4.69%
Agricultural real estate	133,813	8,008	5.98%	140,365	8,496	6.05%
Consumer	70,064	4,603	6.57%	70,390	5,563	7.90%
Agricultural	88,206	4,944	5.61%	85,747	5,584	6.51%
Total loans	2,695,941	134,664	5.00%	2,607,640	149,298	5.73%
Securities
Taxable securities	727,452	15,521	2.13%	777,802	19,339	2.49%
Nontaxable securities	122,783	3,682	3.00%	142,816	4,180	2.93%
Total securities	850,235	19,203	2.26%	920,618	23,519	2.55%
Federal funds sold and other	112,053	1,694	1.51%	83,887	2,682	3.20%
Total interest-earning assets	$3,658,229	155,561	4.25%	$3,612,145	175,499	4.86%
Interest-bearing liabilities
Savings, NOW and money market deposits	$1,795,108	5,893	0.33%	$1,699,952	21,008	1.24%
Time deposits	704,921	10,689	1.52%	967,803	19,906	2.06%
Total interest-bearing deposits	2,500,029	16,582	0.66%	2,667,755	40,914	1.53%
FHLB advances	213,155	2,292	1.08%	277,328	6,667	2.40%
Other borrowings	109,064	4,035	3.70%	69,270	2,060	2.97%
Total interest-bearing liabilities	$2,822,248	22,909	0.81%	$3,014,353	49,641	1.65%

Net interest income		$132,652			$125,858
Interest rate spread			3.44%			3.21%

Net interest margin (2)			3.63%			3.48%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed.  Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE - 01/25/2021

TABLE 6. QUARTER-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	December 31, 2020			December 31, 2019
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$782,433	$10,943	5.56%	$568,868	$8,657	6.04%
Commercial real estate	980,686	12,647	5.13%	942,447	13,966	5.88%
Real estate construction	216,714	2,301	4.22%	236,447	3,308	5.55%
Residential real estate	406,450	5,005	4.90%	522,113	5,815	4.42%
Agricultural real estate	135,337	2,244	6.60%	144,824	2,236	6.13%
Consumer	78,430	1,080	5.48%	69,980	1,385	7.85%
Agricultural	92,173	1,163	5.02%	83,622	1,320	6.26%
Total loans	2,692,223	35,383	5.23%	2,568,301	36,687	5.67%
Securities
Taxable securities	698,985	3,408	1.94%	768,867	4,615	2.38%
Nontaxable securities	115,129	913	3.15%	143,056	1,037	2.88%
Total securities	814,114	4,321	2.11%	911,923	5,652	2.46%
Federal funds sold and other	141,393	285	0.80%	83,418	645	3.07%
Total interest-earning assets	$3,647,730	39,989	4.36%	$3,563,642	42,984	4.79%
Interest-bearing liabilities
Savings, NOW and money market deposits	$1,915,280	970	0.20%	$1,683,157	4,094	0.97%
Time deposits	635,939	1,785	1.12%	880,362	4,438	2.00%
Total interest-bearing deposits	2,551,219	2,755	0.43%	2,563,519	8,533	1.32%
FHLB advances	39,245	94	0.95%	310,592	1,564	2.00%
Other borrowings	133,485	1,581	4.71%	66,969	482	2.86%
Total interest-bearing liabilities	$2,723,949	4,430	0.65%	$2,941,080	10,579	1.43%

Net interest income		$35,559			$32,405
Interest rate spread			3.71%			3.36%

Net interest margin (2)			3.88%			3.61%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

Equity Bancshares, Inc.

PRESS RELEASE - 01/25/2021

TABLE 7. QUARTER-OVER-QUARTER NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	December 31, 2020			September 30, 2020
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$782,433	$10,943	5.56%	$848,096	$8,400	3.94%
Commercial real estate	980,686	12,647	5.13%	979,775	12,886	5.23%
Real estate construction	216,714	2,301	4.22%	214,775	2,233	4.14%
Residential real estate	406,450	5,005	4.90%	429,965	4,733	4.38%
Agricultural real estate	135,337	2,244	6.60%	131,725	1,718	5.19%
Consumer	78,430	1,080	5.48%	69,485	1,104	6.32%
Agricultural	92,173	1,163	5.02%	84,859	1,204	5.65%
Total loans	2,692,223	35,383	5.23%	2,758,680	32,278	4.65%
Securities
Taxable securities	698,985	3,408	1.94%	683,630	3,476	2.02%
Nontaxable securities	115,129	913	3.15%	118,895	923	3.09%
Total securities	814,114	4,321	2.11%	802,525	4,399	2.18%
Federal funds sold and other	141,393	285	0.80%	117,963	405	1.36%
Total interest-earning assets	$3,647,730	39,989	4.36%	$3,679,168	37,082	4.01%
Interest-bearing liabilities
Savings, NOW and money market deposits	$1,915,280	970	0.20%	$1,784,891	875	0.19%
Time deposits	635,939	1,785	1.12%	645,516	2,189	1.35%
Total interest-bearing deposits	2,551,219	2,755	0.43%	2,430,407	3,064	0.50%
FHLB advances	39,245	94	0.95%	248,437	471	0.75%
Other borrowings	133,485	1,581	4.71%	128,721	1,440	4.45%
Total interest-bearing liabilities	$2,723,949	4,430	0.65%	$2,807,565	4,975	0.70%

Net interest income		$35,559			$32,107
Interest rate spread			3.71%			3.31%

Net interest margin (2)			3.88%			3.47%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

Equity Bancshares, Inc.

PRESS RELEASE - 01/25/2021

TABLE 8. NON-GAAP FINANCIAL MEASURES (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019

Income before income taxes	$14,599	$(93,058)	$2,186	$1,703	$13,145
Add: goodwill impairment	—	104,831	—	—	—
Less: tax effect	2,111	2,652	497	445	3,131
Adjusted income	$12,488	$9,121	$1,689	$1,258	$10,014
Weighted average common shares outstanding	14,760,810	15,040,407	15,209,483	15,387,697	15,442,841
Effect of weighted average dilutive shares assuming positive net income	173,248	82,804	94,526	207,327	241,832
Weighted average diluted shares	14,934,058	15,123,211	15,304,009	15,595,024	15,684,673
Diluted earnings per share adjusted for goodwill impairment	$0.84	$0.60	$0.11	$0.08	$0.64

Total stockholders' equity	$407,649	$402,172	$479,766	$477,351	$478,060
Less: goodwill	31,601	31,601	136,432	136,432	136,432
Less: core deposit intangibles, net	16,057	17,101	18,131	19,105	19,907
Less: mortgage servicing asset, net	—	1	2	4	5
Less: naming rights, net	1,130	1,141	1,152	1,163	1,174
Tangible common equity	$358,861	$352,328	$324,049	$320,647	$320,542
Common shares issued at period end	14,540,556	14,853,487	15,218,301	15,198,986	15,444,434
Diluted common shares outstanding at period end	14,756,378	14,945,282	15,333,977	15,297,319	15,719,810
Book value per common share	$28.04	$27.08	$31.53	$31.41	$30.95
Tangible book value per common share	$24.68	$23.72	$21.29	$21.10	$20.75
Tangible book value per diluted common share	$24.32	$23.57	$21.13	$20.96	$20.39

Total assets	$4,013,356	$3,865,571	$4,205,269	$3,943,832	$3,949,578
Less: goodwill	31,601	31,601	136,432	136,432	136,432
Less: core deposit intangibles, net	16,057	17,101	18,131	19,105	19,907
Less: mortgage servicing asset, net	—	1	2	4	5
Less: naming rights, net	1,130	1,141	1,152	1,163	1,174
Tangible assets	$3,964,568	$3,815,727	$4,049,552	$3,787,128	$3,792,060
Total stockholders' equity to total assets	10.16%	10.40%	11.41%	12.10%	12.10%
Tangible common equity to tangible assets	9.05%	9.23%	8.00%	8.47%	8.45%

Total average stockholders' equity	$409,572	$483,088	$483,605	$482,567	$473,562
Less: average intangible assets	54,547	154,049	156,194	157,097	157,993
Average tangible common equity	$355,025	$329,039	$327,411	$325,470	$315,569
Net income (loss) allocable to common stockholders	$12,488	$(90,405)	$1,689	$1,258	$10,014
Add: goodwill impairment	$—	$104,831	$—	$—	$—
Less: tax effect of goodwill impairment	$—	$5,305	$—	$—	$—
Adjusted net income (loss) plus goodwill impairment	$12,488	$9,121	$1,689	$1,258	$10,014
Amortization of intangible assets	1,055	1,043	986	814	833
Less: tax effect of intangible assets amortization	222	234	207	171	175
Adjusted net income (loss) allocable to common stockholders	$13,321	$9,930	$2,468	$1,901	$10,672
Return on total average stockholders' equity (ROAE) annualized	12.13%	(74.45)%	1.40%	1.05%	8.39%
Return on average tangible common equity (ROATCE) annualized	14.93%	(108.31)%	3.03%	2.35%	13.42%
Adjusted return on average tangible common equity	14.93%	12.01%	3.03%	2.35%	13.42%

Equity Bancshares, Inc.

PRESS RELEASE - 01/25/2021

Non-interest expense	$28,460	$130,835	$23,937	$25,758	$24,846
Less: merger expense	299	—	—	—	—
Less: goodwill impairment	—	104,831	—	—	—
Non-interest expense, excluding goodwill impairment	$28,161	$26,004	$23,937	$25,758	$24,846
Net interest income	$35,559	$32,107	$32,891	$32,095	$32,405
Non-interest income	8,500	6,485	5,732	5,306	6,641
Less: net gain on acquisition	2,145	—	—	—	—
Less: net gains (losses) from securities transactions	(1)	—	4	8	(3)
Non-interest income, excluding gains (losses) from securities transactions	$6,356	$6,485	$5,728	$5,298	$6,644
Net interest income plus non-interest income, excluding net gains (losses) from securities transactions	$41,915	$38,592	$38,619	$37,393	$39,049
Non-interest expense to net interest income plus non-interest income	64.60%	339.02%	61.98%	68.87%	63.63%
Efficiency ratio	67.19%	67.38%	61.98%	68.88%	63.63%
Net income (loss) allocable to common stockholders	$12,488	$(90,405)	$1,689	$1,258	$10,014
Add: income tax provision	2,111	(2,653)	497	445	3,131
Add: provision for loan losses	1,000	815	12,500	9,940	1,055
Add: goodwill impairment	—	104,831	—	—	—
Adjusted net income	$15,599	$12,588	$14,686	$11,643	$14,200
Total average assets	$3,910,628	$4,041,187	$4,159,336	$3,888,205	$3,932,909
Total average stockholders' equity	$409,572	$483,088	$483,605	$482,567	$473,562
Return on average assets (ROAA) annualized	1.27%	(8.90)%	0.16%	0.13%	1.01%
Adjusted return on average assets	1.59%	1.24%	1.42%	1.20%	1.43%
Adjusted return on average equity	15.15%	10.37%	12.21%	9.70%	11.90%